Exhibit 10.29

FIRST AMENDED AND RESTATED MANAGEMENT SERVICES
AGREEMENT

This agreement, dated August 11, 2003 (this “First Amended and Restated Management Services Agreement” or this “Agreement”) by and among Kinetic Concepts, Inc., a Texas corporation (the “Company”), Dr. James Leininger (“Leininger”), Blum Capital Partners, L.P. (“Blum”), Blum Strategic GP II, L.L.C., Fremont Partners, L.L.C. (“Fremont II”) and Fremont Partners III, L.L.C. (“Fremont III” and together with Leininger, Blum, Blum Strategic GP II, L.L.C. and Fremont II, the “Managers” and each a “Manager”) amends and restates that certain Management Services Agreement (the “Initial Agreement”) entered into as of November 5, 1997 by and between the Company, Leininger, Richard C. Blum & Associates, L.P. and  Fremont II, pursuant to which the Managers were retained by the Company to provide management, consulting, financial, strategic planning, tax and accounting services to the Company pursuant to the terms and subject to the conditions set forth in the Initial Agreement.  Upon the effectiveness of this Agreement as contemplated by paragraph 9 hereof, the Initial Agreement shall be amended (pursuant to paragraph 7(d) thereof) and restated in its entirety as set forth in this Agreement:

1.                                       The Company has retained the Managers, and the Managers hereby agree to accept such retention, to provide to the Company and to its divisions, subsidiaries and affiliates (collectively, “PortCo”), when and if called upon, certain management, consulting, financial, strategic planning, tax and accounting services of the type customarily performed by the Managers (the “Advisory Services”).

2.                                       The parties acknowledge that the Company has previously paid to each of the Managers a management fee in consideration for Advisory Services performed between January 1, 2003 and June 30, 2003 pursuant to the Initial Agreement equal to the respective amounts set forth below:

Manager	Amount

Leininger	$250,000
Blum	$200,000
Fremont II	$300,000

Except as set forth in paragraph 3 hereunder, no other management fees shall be due to the Managers under this Agreement.

3.                                       Each Manager may also invoice the Company for additional investment banking fees in connection with acquisition, divestiture or certain other transactions or in the event that such Manager or any of its affiliates performs services for PortCo above and beyond those called for by this Agreement; provided, however, that any such fees must be agreed to in advance by the Company.

4.                                       In addition to any fees that may be payable to any Manager under this Agreement, the Company also agrees to reimburse each Manager and its respective affiliates, from time to time upon request, for all reasonable out-of-pocket expenses incurred prior to the date of such request in connection with the provision of Advisory Services, including, without limitation, all unreimbursed travel expenses and expenses of their counsel and other advisors.

5.                                       The Company agrees to indemnify and hold each Manager and its respective affiliates, members, partners, executives, officers, directors, employees, agents, representatives and controlling persons (including without limitation, the respective members of the Board of Directors of the Company designated by each Manager (each such person, including such Manager, being an “Indemnified Party”) harmless from and against any and all losses, claims, damages and liabilities (including, without limitation, losses, claims, damages and liabilities arising from or in connection with legal actions brought by or on behalf of the holders or future holders of the outstanding securities of PortCo or creditors or future creditors of PortCo), joint, several or otherwise, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, related to or arising out of any activity contemplated by this Agreement or the retention of such Manager or its affiliates pursuant to, and such Manager’s or its affiliates’ performance of the Advisory Services contemplated by, this Agreement and will reimburse any Indemnified Party for all expenses (including counsel fees and disbursements) upon request as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company and/or PortCo; provided, however, that the Company will not be liable to any Manager or its affiliates under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final, non-appealable judgment by a court to have resulted from the willful misconduct, bad faith or gross negligence of such Manager or its affiliates.  The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to PortCo related to or arising out of any activity contemplated by this Agreement or the retention of any Manager or its affiliates pursuant to, and any Manager’s or its affiliates’ performance of the Advisory Services contemplated by, this Agreement, except to the extent that any loss, claim, damage, liability or expense is found in a final, non-appealable judgment by a court to have resulted from the willful misconduct, bad faith or gross negligence of such Manager or its affiliates; provided, however, that in no event shall any such liability in the aggregate exceed the amount of management fees actually received by such Manager or any fees actually received by such Manager pursuant to paragraphs 2 and 3 of this Agreement.

The Company also agrees that, without the prior written consent of the relevant Manager or its relevant affiliate, the Company and PortCo will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding to which an Indemnified Party related to such Manager is an actual or potential party and in respect of which indemnification could be sought under the indemnification provision in the immediately preceding paragraph, unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding and (ii) does not include any statement as to any admission of fault, culpability or failure to act by or on behalf of any indemnified party.

Promptly after receipt by an Indemnified Party of notice of any suit, action, proceeding or investigation with respect to which an Indemnified Party may be entitled to indemnification hereunder, such Indemnified Party will notify the Company in writing of the assertion of such claim or the commencement of such suit, action, proceeding or investigation, but the failure so to notify the Company shall not relieve the Company from any liability which it may have hereunder, except to the extent that such failure has materially prejudiced the Company.  If the Company so elects within a reasonable time after receipt of such notice, the Company may participate at its own expense in the defense of such suit, action, proceeding or investigation.  Each Indemnified Party may employ separate counsel to represent it or defend it in any such suit, action, proceeding or investigation in which it may become involved or is named as a defendant and, in such event, the reasonable fees and expenses of such counsel shall be borne by the Company; provided, however, that the Company will not be required in connection with any such suit, action, proceeding or investigation, or separate but substantially similar actions arising out of the same general allegations or circumstances, to pay the fees and disbursements of more than one separate counsel (other than local counsel) for all Indemnified Parties related to a given Manager in any single action or proceeding.  Whether or not the Company participates in the defense of any claim, both the Company and each Manager and its affiliates shall cooperate in the defense thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearing, trial and appeals, as may be reasonably requested in connection therewith.

If the indemnification provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unavailable to an Indemnified Party, or insufficient to hold any Indemnified Party harmless, in respect of any losses, claims, damages or liabilities (other than any losses, claims, damages or liabilities found in a final, non-appealable judgment by a court to have resulted from the willful misconduct, bad faith or gross negligence of the Manager or its affiliates to which such Indemnified Party is related), then the Company, on the one hand, in lieu of indemnifying such Indemnified Party, and such Manager or its relevant affiliate, on the other hand, will contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by PortCo, on the one hand, and such Manager or its relevant affiliate, solely in its capacity as advisor under this Agreement, on the other hand, in connection with the transactions to which such indemnification, contribution or reimbursement is sought, or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of PortCo, on the one hand, and such Manager or its relevant affiliate, on the other hand, as well as any other relevant equitable considerations; provided, however, that in no event shall any Manager’s aggregate contribution hereunder exceed the amount of management fees actually received by such Manager or any fees actually received by such Manager pursuant to paragraphs 2 and 3 of this Agreement.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above will be deemed to include any legal or other fees or expenses reasonably incurred in defending any action or claim.  The Company and each Manager and its affiliates agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method, which does not take into account, the equitable considerations referred to in this paragraph.  The indemnity, contribution and expenses reimbursement obligations the Company has under this paragraph shall be in addition to any liability the Company or PortCo may have, and notwithstanding any other provision of this Agreement, shall survive the termination of this Agreement.

6.                                       Any advice or opinions provided by any Manager may not be disclosed or referred to publicly or to any third party (other than PortCo’s legal, tax, financial or other advisors), except in accordance with the prior written consent of such Manager.  In addition, this Agreement may not be disclosed or referred to publicly or to any third party (other than PortCo’s legal, tax, financial or other advisors), except (a) in accordance with the prior written consent of each Manager or (b) to the extent, and only to the extent, compelled by applicable law, regulation, stock exchange rules or legal process (including any discovery request or judicial or governmental order).

7.                                       Each Manager shall act as an independent contractor, with duties solely to the Company.  The provisions hereof shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, and, to the extent expressly set forth herein, the Indemnified Parties, any rights or remedies under or by reason of this Agreement.  Without limiting the generality of the foregoing, the parties acknowledge that nothing in this Agreement, expressed or implied, is intended to confer on any present or future holders of any securities of the Company or its subsidiaries or affiliates, or any present or future creditor of the Company or its subsidiaries or affiliates, any rights or remedies under or by reason of this Agreement or any performance hereunder.

8.                                       This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed therein.  The parties hereto hereby agree to submit to the non-exclusive jurisdiction of the federal and state courts located in the City of San Francisco in any action or proceeding arising out of or relating to this Agreement.

9.                                       The terms of this Agreement are effective as of the date hereof and this Agreement amends, restates and replaces the Initial Agreement in its entirety.  This Agreement shall continue in effect until the termination of that certain Amended Agreement Among Shareholders (the “Amended Shareholder Rights Agreement”) dated November 5, 1997 and amended August 11, 2003 by and among the Company, Fremont Partners, L.P., Fremont Partners III, L.P., Blum Capital Partners, L.P., Leininger and the other shareholders of the Company that are party thereto; provided, however, that this

Agreement shall terminate earlier with respect to any individual Manager when such Manager no longer has a right to designate a member of the Board of Directors of the Company pursuant to the terms of the Amended Shareholder Rights Agreement; provided further, however, that the terms of paragraphs 3 through 6, 8, and 10 through 12 of this Agreement shall survive indefinitely; provided further, however, that no member of the Board of Directors of the Company (each, a “Director”) shall have any rights to indemnification under paragraph 5, in his or her capacity or purported capacity as a director, with respect to any action or inaction of such Director that is taken or not taken, as the case may be, after the time that such Director shall no longer be a director.

10.                                 Each party hereto represents and warrants that the execution and delivery of this Agreement by such party has been duly authorized by all necessary action of such party.

11.                                 If any term or provision of this Agreement or the application thereof shall, in any jurisdiction and to any extent, be invalid and unenforceable, such term or provision shall be ineffective, as to such jurisdiction, solely to the extent of such invalidity or unenforceability without rendering invalid or unenforceable any remaining terms or provisions hereof or affecting the validity or enforceability of such term or provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law that renders any term or provision of this Agreement invalid or unenforceable in any respect.

12.                                 Each of PortCo and the Managers waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of any activity contemplated by this Agreement or the retention of any Manager pursuant to, and each Manager’s or its affiliates’ performance of the Advisory Services contemplated by, this Agreement.

13.                                 Any notice or other communication under this Agreement must be given in writing and either (i) delivered in person, (ii) transmitted by facsimile or (iii) mailed by certified or registered mail, postage prepaid, receipt requested as follows:

If to the Company, addressed to:

Kinetic Concepts, Inc.

8023 Vantage Drive

San Antonio, TX 78230

Attn:  Dennis E. Noll

Fax:  (210)-255-6204

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

Palo Alto, CA 94301

Attn:  Thomas J. Ivey, Esq.

Fax:  (650) 470-4570

If to Fremont II, addressed to:

Fremont Partners, L.L.C.

199 Fremont Street, Suite 2300

San Francisco, CA 94105

Attn:  Kevin Baker, Esq.

Fax:  (415) 284-8191

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

Palo Alto, CA 94301

Attn:  Thomas J. Ivey, Esq.

Fax:  (650) 470-4570

If to Fremont III, addressed to:

Fremont Partners III, L.L.C.

199 Fremont Street, Suite 2300

San Francisco, CA 94105

Attn:  Kevin Baker, Esq.

Fax:  (415) 284-8191

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

Palo Alto, CA 94301

Attn:  Thomas J. Ivey, Esq.

Fax:  (650) 470-4570

If to Leininger, addressed to:

Dr. James Leininger

Mission City Management, Inc.

8122 Datapoint Drive, Suite 900

San Antonio, TX 78229

Attn:  General Counsel

Fax:  (210) 614-5841

If to Blum, addressed to:

Blum Capital Partners, L.P.

909 Montgomery Street, Suite 400

San Francisco, CA 94133-4625

Attn:  Murray Indick, Esq.

Fax:  (415) 283-0641

with a copy (which shall not constitute notice) to:

Wilmer, Cutler & Pickering

2445 M Street, N.W.

Washington D.C. 20037

Attn:  Michael R. Klein, Esq.

Fax:  (202) 663-6363

If to Blum Strategic GP II, L.L.C., addressed to:

Blum Strategic GP II, L.L.C.

909 Montgomery Street, Suite 400

San Francisco, CA 94133-4625

Attn:  Murray Indick, Esq.

Fax:  (415) 283-0641

with a copy (which shall not constitute notice) to:

Wilmer, Cutler & Pickering

2445 M Street, N.W.

Washington D.C. 20037

Attn:  Michael R. Klein, Esq.

Fax:  (202) 663-6363

or to such other address or to such other person as any party shall have last designated by such notice to the other parties hereto.  Each notice or other communication shall be effective, if given by facsimile, when transmission to the applicable facsimile number is confirmed; if given by mail, three days after such communication is deposited in the mails with first-class postage prepaid, addressed as foresaid; and if given by any other means, when actually delivered to such address.

14.                                 This Agreement may not be assigned by any party hereto without the prior written consent of each other party hereto; provided that nothing in this Agreement shall preclude changes in the composition of the members constituting Fremont II, Fremont III, Blum or Blum Strategic GP II, L.L.C.; and provided further that Fremont II, Fremont III, Blum or Blum Strategic GP II, L.L.C. may be reconstituted or reorganized from the limited liability company form to the partnership form or to the corporate form or other form of business entity or vice versa.

15.                                 This Agreement may be executed through the use of separate signature pages and in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatories to the same counterpart.  Facsimile signatures shall constitute original signatures for all purposes under this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Management Services Agreement as of the date first set forth above.

KINETIC CONCEPTS, INC., a Texas corporation	FREMONT PARTNERS, L.L.C., a Delaware limited liability company

By: Fremont Group, L.L.C., its managing member
By:
Name:	By: Fremont Investors, Inc., its manager
Title:

By:
Name:
Title:

FREMONT PARTNERS III, L.L.C., a Delaware limited liability company	BLUM CAPITAL PARTNERS, L.P., a California limited partnership

By: Fremont Group, L.L.C., its managing member	By: Richard C. Blum & Associates, Inc., its sole general partner

By: Fremont Investors, Inc., its manager	By:
Name:
Title:

By:
Name:
Title:

James R. Leininger, M.D.

[SIGNATURE PAGE TO FIRST AMENDED AND RESTATED
MANAGEMENT SERVICES AGREEMENT]

BLUM STRATEGIC GP II, L.L.C., a Delaware limited liability company

By:
Name:
Title:

[SIGNATURE PAGE TO FIRST AMENDED AND RESTATED
MANAGEMENT SERVICES AGREEMENT]